Exhibit 99.1

Palo Alto Networks Reports Fiscal First Quarter 2014 Financial Results

•	Fiscal first quarter total revenue grows 49 percent year-over-year to reach a record $128.2 million

•	Recurring subscription and services revenue grows 73 percent year-over-year to reach a record $52.7 million

•	Deferred revenue grows 74 percent year-over-year to reach $279.0 million

SANTA CLARA, Calif., November 25, 2013 - Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fiscal first quarter of 2014 ended October 31, 2013.

Total revenue for the fiscal first quarter grew 49 percent year-over-year to a record $128.2 million, compared with $85.9 million in the fiscal first quarter of 2013. GAAP net loss for the fiscal first quarter was $7.9 million, or $0.11 per diluted share, compared with a net loss of $3.5 million, or $0.05 per diluted share, in the fiscal first quarter of 2013.

Palo Alto Networks recorded fiscal first quarter non-GAAP net income of $6.2 million, or $0.08 per diluted share, compared with non-GAAP net income of $3.3 million, or $0.05 per diluted share, in the fiscal first quarter of 2013. A reconciliation between GAAP and non-GAAP information is contained in the tables below. Our non-GAAP financial results now exclude the impact of ongoing legal expenses associated with our IP litigation.

"Demand was strong across a wide range of theaters and verticals, resulting in 14 percent sequential revenue growth in our fiscal first quarter. We added over 1,000 new customers, steadily increased penetration of our existing customer base and made clear market share gains,” said Mark McLaughlin, president and chief executive officer of Palo Alto Networks. “Our results continue to prove that our next generation enterprise security platform is becoming the mainstream market choice for enterprise network security around the world. The success of our WildFire subscription for the APT market is continued

evidence of how we can leverage the unique attributes of our platform to drive leadership in the fast growing cybersecurity market segment.”

Commenting on the company’s financial results in the fiscal first quarter, Steffan Tomlinson, chief financial officer of Palo Alto Networks, added, “Strong product revenue growth was complemented by 73 percent year-over-year growth of our recurring subscriptions and services revenue. The rapid growth of our SaaS recurring revenue stream is a testament to the power of our hybrid business model and was a major driver of record deferred revenue, which increased by 74 percent year-over-year. For the first quarter, we expanded gross margins, generated solid cash flow from operations and ended the quarter with approximately $470 million in cash, cash equivalents and investments.”

Conference Call Information
Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal first quarter of 2014 results and outlook for its fiscal second quarter of 2014 today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (800) 322-2803 or (617) 614-4925 and entering the passcode 13152942. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering passcode 23744426.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding continued momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Palo Alto Networks’ limited operating history, particularly as a relatively new public company; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the U.S.; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K filed with the SEC on

September 25, 2013 which is available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income and diluted net income per share. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation expense less the related tax effects, tax adjustments related to the valuation allowance on deferred tax assets, and expenses related to IP litigation. Palo Alto Networks considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of share-based compensation expense so that management and investors can compare the company’s “core business operating results,” meaning its operating performance excluding not only share-based compensation but also, from time to time, discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income and non-GAAP diluted net income per share the tax effects, including income tax and payroll tax, associated with share-based compensation in order to provide a complete picture of the company’s recurring core business operating results. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. There are a number of limitations related to the use of non-GAAP net income and non-GAAP diluted net income per share versus net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. First, non-GAAP net income and non-GAAP diluted net income per share exclude share-based compensation expense and related tax effects. Share-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, share-based compensation is an important part of Palo Alto Networks employees' compensation and impacts their performance. Third, the components of the costs that Palo Alto Networks excludes in its calculation of non-GAAP net income and non-GAAP diluted net income per share may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. Finally, Palo Alto Networks excludes expenses related to IP litigation in its calculation of non-GAAP net income and non-GAAP diluted net income per share. Palo Alto Networks expects to continue to incur IP litigation expenses in future periods. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

About Palo Alto Networks

Palo Alto Networks is leading a new era in cybersecurity by protecting thousands of enterprise, government, and service provider networks from cyber threats. Unlike fragmented legacy products, our next-generation security platform safely enables business operations and delivers protection based on what matters most in today’s dynamic computing environments: applications, users, and content. Find out more at www.paloaltonetworks.com.

Palo Alto Networks, "The Network Security Company," the Palo Alto Networks Logo, App-ID, and WildFire are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:
Jennifer Jasper Smith
Head of Corporate Communications
Palo Alto Networks
408-638-3280
jjsmith@paloaltonetworks.com

Investor Relations Contact:
Kelsey Turcotte
Vice President of Investor Relations
408-753-3872
kturcotte@paloaltonetworks.com

Chris Danne/Maria Riley
The Blueshirt Group
415-217-7722
ir@paloaltonetworks.com

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,
	2013	2012
Revenue:
Product	$75,485	$55,514
Services	52,695	30,420
Total revenue	128,180	85,934
Cost of revenue:
Product	17,954	14,416
Services	15,853	9,774
Total cost of revenue	33,807	24,190
Total gross profit	94,373	61,744
Operating expenses:
Research and development	19,893	13,312
Sales and marketing	67,366	42,607
General and administrative	14,125	8,956
Total operating expenses	101,384	64,875
Operating loss	(7,011)	(3,131)
Interest income	160	98
Other income (expense), net	237	(170)
Loss before income taxes	(6,614)	(3,203)
Provision for income taxes	1,247	312
Net loss	$(7,861)	$(3,515)
Net loss attributable to common stockholders, basic and diluted	$(7,861)	$(3,515)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.05)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	71,681	66,813

Palo Alto Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2013	2012
GAAP net loss	$(7,861)	$(3,515)
Share-based compensation expense	14,411	8,342
Share-based payroll tax expense	265	—
Litigation expense [a]	1,889	649
Income tax related to the above	(2,534)	(2,155)
Non-GAAP net income	$6,170	$3,321
GAAP net loss per share, diluted	$(0.11)	$(0.05)
Share-based compensation expense	0.20	0.12
Share-based payroll tax expense	—	—
Litigation expense [a]	0.03	0.01
Income tax related to the above	(0.04)	(0.03)
Non-GAAP net income per share, diluted	$0.08	$0.05
GAAP Weighted-average shares used to compute net loss per share, diluted	71,681	66,813
Weighted-average effect of potentially dilutive securities: Employee stock options	5,518	11,016
Non - GAAP Weighted-average shares used to compute net income per share, diluted	77,199	77,829

[a] IP litigation expenses are attributed to ongoing IP litigation with Juniper

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31,	July 31,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$266,182	$310,614
Short-term investments	170,551	109,007
Accounts receivable, net	91,439	87,461
Prepaid expenses and other current assets	24,160	22,617
Total current assets	552,332	529,699
Property and equipment, net	42,409	32,086
Long-term investments	33,642	17,314
Other assets	11,560	6,507
Total assets	$639,943	$585,606
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,218	$15,544
Accrued and other liabilities	17,876	14,609
Accrued compensation	23,618	22,004
Deferred revenue	171,617	153,945
Total current liabilities	228,329	206,102
Deferred revenue – non-current	107,339	95,285
Other long-term liabilities	14,496	11,799
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	406,902	381,703
Accumulated other comprehensive income (loss)	5	(16)
Accumulated deficit	(117,135)	(109,274)
Total stockholders’ equity	289,779	272,420
Total liabilities and stockholders’ equity	$639,943	$585,606

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2013	2012
Cash flows from operating activities
Net loss	$(7,861)	$(3,515)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,146	2,053
Amortization of investment premiums, net of accretion of purchase discounts	386	316
Share-based compensation for equity based awards	14,383	8,284
Excess tax benefit from share-based compensation	(56)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(3,978)	(10,727)
Prepaid expenses and other assets	(1,707)	(3,830)
Accounts payable	(205)	1,076
Accrued and other liabilities	5,047	4,819
Deferred revenue	29,726	24,600
Net cash provided by operating activities	38,881	23,076
Cash flows from investing activities
Purchase of property, equipment, and other assets	(15,680)	(4,015)
Purchase of investments	(122,238)	(168,475)
Proceeds from maturities of investments	43,959	—
Net cash used in investing activities	(93,959)	(172,490)
Cash flows from financing activities
Excess tax benefit from share-based compensation	56	—
Proceeds from exercise of stock options	4,610	1,534
Proceeds from employee stock purchase plan	5,988	—
Repurchase of restricted common stock from terminated employees	(8)	(24)
Payments of initial public offering costs	—	(265)
Net cash provided by financing activities	10,646	1,245
Net decrease in cash and cash equivalents	(44,432)	(148,169)
Cash and cash equivalents - beginning of period	310,614	322,642
Cash and cash equivalents - end of period	$266,182	$174,473